UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2009

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 829-0965
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On November 9, 2009, Sprint Nextel Corporation, a Kansas corporation (“Sprint”) entered into an Investment Agreement (the “Investment Agreement”) with Clearwire Corporation, a Delaware corporation (“Clearwire”), Clearwire Communications LLC, a Delaware limited liability company (“Clearwire Communications”), Intel Corporation, a Delaware corporation (“Intel”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“Time Warner Cable”), Eagle River Holdings, LLC, a Washington limited liability company (“Eagle River”), and Bright House Networks, LLC, a Delaware limited liability company (“Bright House” and, collectively with Sprint, Comcast, Time Warner Cable, Intel and Eagle River, the “Participating Equityholders”).
     The Investment Agreement sets forth the terms and conditions upon which the Participating Equityholders will make an investment in Clearwire and Clearwire Communications in an aggregate amount of approximately $1.56 billion, which we refer to as the Clearwire Private Placement. The Investment Agreement also sets forth the terms and conditions of the investment by Sprint and certain other Participating Equityholders in newly issued senior secured notes of Clearwire Communications and Clearwire Finance, LLC proposed to be issued in connection with the offering described below, which we refer to as the Clearwire Notes, in replacement of equal amounts of indebtedness of Clearwire under its senior term loan facility, which investment we refer to as the Clearwire Rollover Transactions (as further described below). We collectively refer to the Clearwire Private Placement and the Clearwire Rollover Transactions as the Clearwire Equityholder Investments. Under the Investment Agreement, Clearwire has also agreed to commence a rights offering, which we refer to as the Clearwire Rights Offering, pursuant to which rights to purchase shares of Clearwire’s Class A Common Stock will be granted to each holder of Clearwire’s Class A Common Stock as of a record date to be determined.
     In the Clearwire Private Placement, the Participating Equityholders will invest in Clearwire Communications a total of approximately $1.56 billion in exchange for voting equity interests in Clearwire Communications, which we refer to as Clearwire Communications Voting Interests, and Class B non-voting common interests in Clearwire Communications, which we refer to as Clearwire Communications Class B Common Interests, in the following amounts:
•	Sprint will contribute $1.176 billion to Clearwire Communications in exchange for approximately 160.4 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Comcast will contribute $196.0 million to Clearwire Communications in exchange for approximately 26.7 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Time Warner Cable will contribute $103.0 million to Clearwire Communications in exchange for approximately 14.1 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Bright House Networks will contribute $19.0 million to Clearwire Communications in exchange for approximately 2.6 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests;

•	Intel will contribute $50.0 million to Clearwire Communications in exchange for approximately 6.8 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests; and

•	Eagle River will contribute $20.0 million to Clearwire Communications in exchange for approximately 2.7 million Clearwire Communications Class B Common Interests and the same number of Clearwire Communications Voting Interests.
     Immediately following the receipt by the Participating Equityholders of Clearwire Communications Voting Interests and Clearwire Communications Class B Common Interests, each of the Participating Equityholders will contribute to Clearwire its Clearwire Communications Voting Interests in exchange for an equal number of shares of Clearwire’s Class B Common Stock.
     The Participating Equityholders will purchase an aggregate of approximately $1.057 billion of the Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests, pro rata based on their respective investment amounts set forth above, on or about November 13, 2009, assuming satisfaction of the applicable closing conditions, which are customary. This is the maximum amount permitted by the rules of the Nasdaq Stock Market, which we refer to as Nasdaq, prior to the effectiveness of the written consent to the transactions executed by the Participating Equityholders, which are holders of approximately 82.2% of the outstanding voting shares of Clearwire. We refer to this closing as the First Investment Closing. Subsequently, an additional approximately $440.3 million of Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests will be purchased within one business day following the date on which such purchase is permitted by Nasdaq rules and applicable law, assuming satisfaction of the other applicable closing conditions. We refer to the consummation of this purchase as the Second Investment Closing. The remaining securities will be purchased within one business day following the date on which an additional closing condition regarding the delivery of certain financial information to Sprint by Clearwire is satisfied in addition to the satisfaction of other applicable closing conditions, which is expected to occur in Clearwire’s first fiscal quarter of 2010. We refer to the consummation of this purchase as the Third Investment Closing.
     Under the Investment Agreement, in exchange for the purchase by Sprint, Comcast, Time Warner Cable and Bright House Networks of Clearwire Communications Class B Common Interests and Clearwire Communications Class B Common Stock in amounts exceeding their respective Percentage Interest, as defined in the Equityholders’ Agreement, dated as of November 28, 2008, by and among Clearwire and certain affiliates of the Participating Equityholders and Google (determined immediately prior to the First Investment Closing), Clearwire will pay a fee equal to approximately $18.9 million to Sprint, approximately $3.1 million to Comcast, approximately $1.7 to Time Warner Cable and approximately $0.3 million to Bright House Networks on the terms described below. We refer to each of these fees as an Over Allotment Fee. The fees will be paid in installments at each of the Second Investment Closing and the Third Investment Closing. Clearwire will deliver the applicable Over Allotment Fee to the applicable Participating Equityholder, at the option of such Participating Equityholder, (i) in Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests at a per share price of $7.33 and an equal number of Clearwire Communications Voting Interests, or (ii) in cash, by wire transfer of immediately available funds. Immediately following the receipt by any Participating Equityholder of Clearwire Communications Voting Interests in payment of an Over Allotment Fee, each such Participating Equityholder will contribute to Clearwire its Clearwire Communications Voting Interests in exchange for an equal number of shares of Class B Common Stock.
     The consummation of the Clearwire Private Placement at each investment closing is conditioned upon (i) solely with respect to the Second Investment Closing and Third Investment Closing, the actions described in the Participating Equityholders’ written consent being able to be effected under applicable law and Nasdaq rules, including an amendment to Clearwire’s Restated Certificate of Incorporation to increase Clearwire’s share capital, which we refer to as the Charter Amendment, being effective, (ii) no applicable law prohibiting or preventing, and no injunction, writ, preliminary restraining order or other government order prohibiting, the consummation of the transactions described in the Investment Agreement (including the Clearwire Equityholder Investments, the Rights Offering and the Charter Amendment), (iii) Clearwire’s Class A Common Stock issued upon conversion of Clearwire’s Class B Common Stock and Clearwire Communications Class B Common Interests issued in the Clearwire Private Placement will have been listed on Nasdaq, (iv) solely with respect to the First Investment Closing and Second Investment Closing, (x) the representations and warranties of Clearwire and Clearwire Communications shall be true and correct other than, subject to certain limited exceptions, failures to be true and correct which would not reasonably be expected to have a material adverse effect, (y) Clearwire and Clearwire Communications shall have performed in all material respects all of their respective covenants and agreements and (z) Clearwire shall have amended its change in control severance plan to provide that the transactions under the Investment Agreement will not constitute a “change of control” under the plan and Clearwire’s Chief Executive Offer shall have consented to such amendment, (v) each of Sprint, Comcast and Time Warner Cable shall have contemporaneously made its investment pursuant to the Clearwire Private Placement, and (vi) solely with respect to the Third Investment Closing, Sprint shall have received certain specified financial information from Clearwire with respect to Clearwire’s fiscal year ending December 31, 2009, or Sprint shall have waived its right to receive such information.
     In addition to the Clearwire Private Placement, Clearwire Communications has commenced an offering of Clearwire Notes. The Investment Agreement provides that in the event Clearwire Communications issues senior secured notes or other first lien indebtedness, which we collectively refer to with the senior secured notes as Refinancing Debt, in an aggregate amount such that the net cash proceeds of such issuance (inclusive of the Rollover Amounts described below) are sufficient, and will be used, to pay in full all outstanding loans, together with accrued and unpaid interest and fees, prepayment of premium (if any), and all other amounts owing under Clearwire’s senior term loan facility (including, without limitation, all such amounts owing to Sprint and each of the other Participating Equityholders that holds any indebtedness under Clearwire’s senior term loan facility (each of which we refer to as a Rollover Investor) in its capacity as a lender under Clearwire’s senior term loan facility (all such amounts owing to such Rollover Investor being its respective “Rollover Amount”)), then each Rollover Investor agrees that it will purchase from Clearwire Communications (or, if directed by Clearwire Communications, from the initial purchasers of the Refinancing Debt) an amount of Refinancing Debt, the gross proceeds of which will be sufficient to repay the Rollover Amount owed to each Rollover Investor in their capacity as a lender under the senior term loan facility, which we refer to as such lender’s Rollover Amount. Clearwire’s, Clearwire Communications’ and the Rollover Investors’ obligations to consummate the Rollover Transaction is not conditioned upon the closing of the other transactions contemplated by the Investment Agreement.
     Upon the consummation of a Clearwire Rollover Transaction, Clearwire will pay to the applicable Rollover Investor a fee equal to 3% of such Rollover Investor’s Rollover Amount, which fee will be paid in cash by wire transfer of immediately available funds.
     The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
     THIS CURRENT REPORT ON FORM 8-K SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Investment Agreement, dated as of November 9, 2009, by and among Sprint Nextel Corporation, Clearwire Corporation, Clearwire Communications LLC, Intel Corporation, Comcast Corporation, Time Warner Cable Inc., Eagle River Holdings, LLC, and Bright House Networks, LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION
Date: November 10, 2009	By:	/s/ Timothy O’Grady
Timothy O’Grady
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investment Agreement, dated as of November 9, 2009, by and among Sprint Nextel Corporation, Clearwire Corporation, Clearwire Communications LLC, Intel Corporation, Comcast Corporation, Time Warner Cable Inc., Eagle River Holdings, LLC, and Bright House Networks, LLC